UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

        August 1, 2019
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition

On August 1, 2019, inTEST Corporation (the "Company") issued a press release, held a webcast conference call (as previously announced) and posted conference call supplemental information to its website regarding its financial results for the second quarter ended June 30, 2019. After issuance of the press release, the Company corrected certain typographical errors appearing in the reconciliation tables in the press release and the conference call supplemental information. The Company's corrected press release is furnished as Exhibit 99.1, the corrected conference call supplemental information is furnished as Exhibit 99.2 and the textual representation of the conference call is furnished as Exhibit 99.3 to this Current Report on Form 8-K.

Item 8.01.    Other Events.

On August 1, 2019, the Company issued a press release announcing that the Company’s Board of Directors has authorized the repurchase of up to $3 million of the Company’s common stock from time to time on the open market, in accordance with Rule 10b-18 under the Securities Exchange Act of 1934, or in privately negotiated transactions pursuant to a newly authorized stock repurchase plan. A copy of the press release is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Second Quarter 2019 Press Release dated August 1, 2019.
99.2	Second Quarter 2019 Conference Call Supplemental Information dated August 1, 2019.
99.3	Textual representation of conference call of August 1, 2019.
99.4	Stock Repurchase Program Press Release dated August 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By: /s/ Hugh T. Regan, Jr.
Hugh T. Regan, Jr.
Secretary, Treasurer and Chief Financial Officer

Date:   August 6, 2019